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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Auditors" in the Registration Statement on Form F-10 and related short form base shelf prospectus of Sprott Physical Silver Trust (the "Trust"), relating to the registration of a maximum offering of US $1,500,000,000 of units of the Trust.

        We also consent to the incorporation by reference therein of our report dated March 9, 2011 with respect to the financial statements of the Trust for the year ended December 31, 2010, included in the Annual Report (Form 20-F) filed with the Securities and Exchange Commission.

Toronto, Canada November 25, 2011	(Signed) ERNST & YOUNG LLP Chartered Accountants, Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM